UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 26, 2011
CenturyLink, Inc.
(Exact Name of Registrant as Specified in Charter)

Louisiana	1-7784	72-0651161
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

100 CenturyLink Drive, Monroe, Louisiana	71203
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (318) 388-9000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-2.1
EX-10.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement
Merger Agreement
     CenturyLink, Inc. (“CenturyLink”) has entered into an Agreement and Plan of Merger, dated as of April 26, 2011 (the “Merger Agreement”), with SAVVIS, Inc., a Delaware corporation (“Savvis”), and Mimi Acquisition Company, a Delaware corporation and wholly owned subsidiary of CenturyLink (“Merger Sub”).
     The Merger Agreement provides for Merger Sub to merge with and into Savvis (the “Merger”), with Savvis continuing as a wholly owned subsidiary of CenturyLink. The Boards of Directors of each of Savvis and CenturyLink have approved the Merger.
     Under the Merger Agreement, at the effective time of the Merger, each outstanding share of Savvis common stock, other than shares held by holders who properly exercise dissenters rights, will be converted into the right to receive (a) $30.00 in cash and (b) a fraction of a share of CenturyLink common stock equal to (x) $10.00 divided by (y) the volume-weighted average trading price of CenturyLink common stock over a thirty-day trading period ending three trading days prior to the closing, provided that if this average price is less than or equal to $34.42, each such Savvis share will be converted into the right to receive $30.00 in cash and 0.2905 of a CenturyLink share (the “Merger Consideration”). No fractional shares of CenturyLink common stock will be issued in the Merger, and Savvis stockholders who would otherwise have been entitled to receive a fraction of a share (after taking into account all Savvis shares exchanged by such holder) will receive cash in lieu of any fractional shares.
     The Merger is subject to the approval of the stockholders of Savvis and other customary closing conditions including among other things:
•	the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; approval under new Indian competition regulations (if required); and any authorization required to be obtained from the Federal Communications Commission;

•	the receipt of other governmental approvals required to be obtained in connection with the Merger, unless failure to obtain those approvals would not have a material adverse effect on CenturyLink or on Savvis;

•	the effectiveness of a registration statement on Form S-4 to be filed with the Securities and Exchange Commission covering the shares of CenturyLink common stock to be issued in the Merger;

•	the approval for listing on the New York Stock Exchange of the shares of CenturyLink common stock to be issued in the Merger; and

•	the absence of litigation by any governmental entity seeking to prohibit the Merger or limiting CenturyLink’s ability to control Savvis following the closing or that could otherwise have a material adverse effect on the parties.

     For each of Savvis and CenturyLink, the obligation to close the Merger is also subject to the accuracy of representations and warranties of, and compliance with covenants by, the other party as set forth in the Merger Agreement, subject to specified materiality exceptions.
     The Merger Agreement provides that CenturyLink and Savvis may mutually agree to terminate the Merger Agreement before completing the Merger. In addition, either CenturyLink or Savvis may decide to terminate the Merger Agreement if:
•	the merger is not consummated by January 31, 2012 (subject to extension if Savvis’ stockholders have adopted the Merger Agreement but certain other conditions have not been met);

•	a court or other governmental entity issues a final and nonappealable order prohibiting the Merger;

•	Savvis stockholders fail to adopt the Merger Agreement; or

•	the other party breaches the Merger Agreement in a way that would entitle the party seeking to terminate the agreement not to consummate the Merger, subject to the right of the breaching party to cure the breach.
     CenturyLink may also terminate the Merger Agreement prior to the adoption of the Merger Agreement by the Savvis stockholders if the Savvis board of directors withdraws, modifies or proposes publicly to withdraw or modify its approval or recommendation with respect to the Merger Agreement or approves, recommends or proposes to approve or recommend any alternative takeover proposal with a third party.
     The Merger Agreement also prohibits Savvis from soliciting, or participating in discussions or negotiations or providing information with respect to, alternative takeover proposals, subject to certain exceptions.
     The Merger Agreement further provides that, upon termination of the Merger Agreement under certain circumstances, Savvis may be obligated to pay CenturyLink a termination fee of $85 million.
     Savvis and CenturyLink have agreed to customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) with respect to the conduct of its business during the interim period between the execution of the Merger Agreement and consummation of the Merger and (ii) to refrain from engaging in certain kinds of transactions during such period.
     A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.
     In connection with the execution of the Merger Agreement, Bank of America Merrill Lynch and Barclays Bank PLC provided a debt commitment letter to CenturyLink, in which they committed to lend CenturyLink up to $2 billion to fund a portion of the acquisition and refinancing of Savvis’ current debt.

Voting Agreement
     In connection with the execution of the Merger Agreement, Welsh, Carson, Anderson & Stowe VIII, L.P. and certain related parties who collectively own approximately 23% of the outstanding common stock of Savvis (the “WCAS Stockholders”), have entered into a Voting Agreement, dated as of April 26, 2011. The WCAS Stockholders have agreed in the Voting Agreement to vote all shares of Savvis common stock owned by them (i) in favor of the adoption of the Merger Agreement and any action reasonably requested by CenturyLink in furtherance thereof, and (ii) against any alternative takeover proposals with a third party and any action involving Savvis that is intended, or would reasonably be expected, to interfere with or delay the Merger, among other things. The Voting Agreement also prohibits the WCAS Stockholders from soliciting, or participating in discussions or negotiations or providing information with respect to, alternative takeover proposals, subject to certain exceptions. The WCAS Stockholders also have agreed to comply with restrictions on the disposition and encumbrance of their shares and to refrain from taking certain other actions. The WCAS Stockholders have waived their dissenters rights with respect to the Merger.
     Pursuant to its terms, the Voting Agreement will terminate upon the earlier of (i) receipt of Savvis stockholder approval; (ii) termination of the Merger Agreement in accordance with its terms; (iii) a change in the Savvis board of directors’ favorable recommendation with respect to the Merger Agreement in response to a superior proposal; and (iv) the effective date of any waiver, amendment or other modification of the Merger Agreement that reduces the per share Merger Consideration, or changes the cash/equity per share allocation of the consideration to be received (other than by adding cash consideration).
     A copy of the Voting Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement.
Other
     The above descriptions of the Merger Agreement and the Voting Agreement and the copies of the Merger Agreement and the Voting Agreement attached hereto have been included to provide investors with information regarding their terms. The Merger Agreement and the Voting Agreement contain representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of the contracts between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.
Item 8.01 Other Events
     CenturyLink and Savvis have also issued a joint press release announcing, among other things, the execution of the Merger Agreement.
     The joint press release filed herewith as Exhibit 99.1 is incorporated herein by reference and the foregoing description of the joint press release is qualified in its entirety by reference thereto.

Cautionary Statements Regarding Forward Looking Information
     Except for the historical and factual information contained herein, the matters set forth in this release, including statements regarding the expected timing and benefits of the acquisition such as efficiencies, cost savings, accretion and growth potential, and the competitive ability and position of the combined company, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the ability of the parties to timely and successfully receive the required approvals of regulatory agencies and Savvis’ stockholders; the possibility that the anticipated benefits from the acquisition cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Savvis’ operations into CenturyLink will be greater than expected; the ability of the combined company to retain and hire key personnel; the timing, success and overall effects of competition from a wide variety of competitive enterprises; the risks inherent in rapid technological change; the ability of the combined company to successfully introduce new product or service offerings on a timely and cost-effective basis; the effects on ongoing changes in the regulation of the communications industry; any adverse developments in customer relationships, commercial disputes or legal proceedings; and other risk factors and cautionary statements as detailed from time to time in each of CenturyLink’s and Savvis’ reports filed with the Securities and Exchange Commission (SEC). There can be no assurance that the proposed acquisition will in fact be consummated. You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the acquisition or the combined company. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, CenturyLink and Savvis undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements.
Additional Information and Where to Find It
     In connection with the proposed transaction between CenturyLink and Savvis, CenturyLink plans to file with the SEC a registration statement on Form S-4 that will include a prospectus of CenturyLink that will also constitute a proxy statement of Savvis. CenturyLink and Savvis also plan to file with the SEC other relevant documents in connection with the proposed merger. The registration statement and the proxy statement/prospectus will contain important information about CenturyLink, Savvis, the proposed merger and related matters. Investors and security holders are urged to read the registration statement and the proxy statement/prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by CenturyLink and Savvis through the web site maintained by the SEC at

www.sec.gov. Investors and security holders will be able to obtain free copies of the documents filed with the SEC by CenturyLink on CenturyLink’s website at www.CenturyLink.com or by contacting CenturyLink Investor Relations at (318) 340-5627. Investors and security holders will be able to obtain free copies of the documents filed with the SEC by Savvis on Savvis’ website at www.Savvis.com or by contacting Savvis Investor Relations at (314) 628-7433.
Participants in the Solicitation of Proxies
     CenturyLink and Savvis and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Savvis in respect of the proposed merger. Information regarding CenturyLink’s directors and executive officers is available in its proxy statement filed with the SEC by CenturyLink on April 6, 2011, and information regarding Savvis’ directors and executive officers is available in its proxy statement filed with the SEC by Savvis on April 1, 2011. Other information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Savvis stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus described above when it is filed with the SEC. You can obtain free copies of these documents free of charge using the contact information above. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Document Designation
2.1	Agreement and Plan of Merger, dated as of April 26, 2011.
10.1	Voting Agreement, dated as of April 26, 2011.
99.1	Joint Press Release, issued on April 27, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 27, 2011

CENTURYLINK, INC.
By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated as of April 26, 2011.
10.1	Voting Agreement, dated as of April 26, 2011.
99.1	Joint Press Release, issued on April 27, 2011.